Ex. 99.1

Markforged Receives Continued Listing Standards Notice from the NYSE

Waltham, Mass. – November 20, 2023 – Markforged Holding Corporation (NYSE: MKFG) (“Markforged” or “the Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, was notified on November 17, 2023 by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual (“Rule 802.01C”) relating to the minimum average closing price of the Company’s common stock required over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

The Company intends to notify the NYSE within 10 business days of its intent to regain compliance with Rule 802.01C. The Company can regain compliance at any time within the six-month cure period if, on the last trading day of any calendar month during the cure period, the common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company fully intends to remain listed on the NYSE, and will consider the best available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval, if necessary to regain compliance.

The Company’s common stock will continue to be listed on the NYSE during the six-month cure period, subject to the Company’s compliance with other NYSE continued listing requirements.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass, where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s ability to regain compliance with Rule 802.01C within the applicable cure periods and the Company’s ability to comply with applicable listing standards of the NYSE. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the Company’s ability to continue to comply with applicable listing standards of the NYSE; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these

Ex. 99.1

forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

Contacts

Investors
Austin Bohlig, Director of Investor Relations
investors@markforged.com

Media
Sam Manning, Principal Public Relations Manager
press@markforged.com